UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported):  January 28, 2008

Aspyra, Inc.

(Exact Name of Registrant as Specified in Its Charter)

California	0-12551	95-3353465
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26115-A Mureau Road
Calabasas, CA 91302

(Address of Principal Executive Offices) (Zip Code)

(818) 880-6700

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01(a)               Entry into a Material Definitive Agreement.

On January 28, 2008, Aspyra, Inc., a California corporation (the “Company”) entered into a Note Purchase Agreement (the “Purchase Agreement”) with two of the Company’s current stockholders, C. Ian Sym-Smith, a director of the Company, and TITAB, LLC, a privately held investment management company whose Managing Member is Bradford G. Peters, a director of the Company.  In connection with TITAB’s entry into the Purchase Agreement, Mr. Peters resigned from his position as a director of the Company.

Pursuant to the Purchase Agreement, TITAB and Mr. Sym-Smith each purchased a secured promissory note from the Company in the principal amounts of $200,000 and $100,000, respectively.  The two notes each have a maturity of six months from the date of issuance and bear interest at the rate of LIBOR plus 2.5% per annum.  Interest payments under the notes commence on March 1, 2008 and are payable monthly thereafter until maturity. The Company’s obligations under the notes are secured by a security interest in substantially all of the Company’s tangible and intangible assets, pursuant to the terms of a Security Agreement dated January 28, 2008 (the “Security Agreement”) between the Company, on the one hand, and TITAB and Mr. Sym-Smith on the other.  The obligations under the notes and the security interest created by the Security Agreement are subordinate and junior in right of payment to the senior lien on the Company’s assets held by Western Commercial Bank in connection with the Company’s existing line of credit.

If at any time while the notes are outstanding the Company proposes to offer and sell its securities in a transaction with gross proceeds to the Company of at least $1,000,000 (a “Subsequent Financing”), then the aggregate principal of $300,000 and all accrued and unpaid interest under the notes will automatically convert, on a dollar for dollar basis, into securities of the same type issued in that Subsequent Financing and on the same terms and conditions as the Subsequent Financing.

The Purchase Agreement (which includes the form of promissory note) and the Security Agreement are filed with this Current Report on Form 8-K as Exhibit 10.1 and 10.2, respectively, and are hereby incorporated by reference herein.

Item 2.03(a)               Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

Item 1.01 of this Current Report on Form 8-K contains a description of the material terms of the Purchase Agreement, the secured promissory notes issued by the Company thereunder, and the Security Agreement that the Company entered into with TITAB LLC and Mr. Sym-Smith, which description is hereby incorporated by reference into this Item 2.03.

Item 5.02(b)               Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

As disclosed in Item 1.01 above, on January 28, 2008, in connection with the purchase of a secured promissory note by TITAB, LLC, of which he is Managing Member, Bradford G. Peters resigned as a director of the Company.  Mr. Peters was a member of the Audit Committee and the Nominating Committee of the Company’s Board of Directors.

Item 9.01.      Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description
10.1	Note Purchase Agreement dated as of January 28, 2008

10.2	Security Agreement dated as of January 28, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 31, 2008	Aspyra, Inc.

/s/ Anahita Villafane
Anahita Villafane
Chief Financial Officer and Secretary